QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

	STATE or JURISDICTION of INCORPORATION	PERCENT of OWNERSHIP
VIASYS Healthcare Inc.	Delaware
Bird Products Corporation	California	100%
Bird Life Design Corporation	California	100%
Corpak LLC	Delaware	100%
E.M.E. (Electro Medical Equipment) Limited	England	100%
EME Medical Limited	England	100%
Synchromed Limited	England	100%
Synchrony Limited	England	100%
EME Medical Inc.	Delaware	100%
EME Medical LLC	Nevada	100%
Grason-Stadler, Inc.	Massachusetts	100%
Nicolet Biomedical Japan Inc.	Japan	100%
Nicolet Biomedical Ltd.	England	100%
Nicolet Vascular Inc.	Delaware	100%
Scimed Limited	England	100%
SensorMedics Corporation	California	100%
Erich Jaeger Holding Deutschland GmbH	Germany	100%
VIASYS Healthcare GmbH	Germany	100%
HMS Health Management Systems GmbH	Germany	100%
Erich Jaeger Inc.	Delaware	100%
Sensormedics B.V.	Netherlands	100%
Erich Jaeger Benelux B.V.	Netherlands	100%
Erich Jaeger Ges.m.H.	Austria	100%
Erich Jaeger U.K. Ltd.	England	100%
Nicolet EME GmbH	Germany	100%
SensorMedics GmbH	Germany	100%
Medical Data Electronics, Inc.	Delaware	100%
Tecomet Inc.	Massachusetts	100%
Thermedics Polymer Products LLC	Delaware	100%
VIASYS Healthcare S.A.R.L.	France	100%
VIASYS Healthcare Inc.	Delaware
Bird Life Design Corporation	California	100%
Bird Products Corporation	California	100%
Grason-Stadler, Inc.	Massachusetts	100%
Nicolet Biomedical Japan Inc.	Japan	100%
Nicolet Biomedical Ltd.	England	100%
Nicolet Vascular Inc.	Delaware	100%
SensorMedics Corporation	Delaware	100%
Erich Jaeger Holding Deutschland GmbH	Germany	100%
Erich Jaeger GmbH	Germany	100%
HMS	Germany	100%
Erich Jaeger Inc.	Delaware	100%
Sensormedics B.V.	Netherlands	100%
Erich Jaeger Benelux B.V.	Netherlands	100%
Erich Jaeger Ges.m.H.	Austria	100%
Erich Jaeger U.K. Ltd.	England	100%
Nicolet EME GmbH	Germany	100%
SensorMedics GmbH	Germany	100%
Medical Data Electronics, Inc.	Delaware	100%
Tecomet Inc.	Massachusetts	100%
Thermo Biomedical Export Inc.	Barbados	100%
VIASYS Healthcare S.A.R.L.	France	100%

QuickLinks

  Exhibit 21.1